                                                                    EXHIBIT 10.7

               FORM OF AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

                          TAL INTERNATIONAL GROUP, INC.

                              AMENDED AND RESTATED
                             SHAREHOLDERS AGREEMENT

                         Dated as of September __, 2005

                                      i

                                   (continued)

                                                                                                             PAGE

         Section 5.7           Entire Agreement.................................................................22

         Section 5.8           Inspection.......................................................................22

         Section 5.9           Recapitalizations, Exchanges, Etc., Affecting the Common Stock; New

                                      ii

                                    EXHIBITS

Exhibit A.........Shareholder Schedule

                                     iii

                   AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

         THIS AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, dated as of September
__, 2005 (this "Agreement"), is by and among TAL International Group, Inc., a
Delaware corporation (the "Company"), and the shareholders of the Company listed on Exhibit A hereto (the "Shareholders").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company and the Shareholders have previously entered into that certain Shareholders Agreement dated November 3, 2004 (the "Original
Agreement");

         WHEREAS, the Company is proposing to sell shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), to the public in an initial public offering (the "Initial Public Offering"), as set forth in the prospectus dated September 20, 2005 (as amended, the "IPO Prospectus");

         WHEREAS, in connection with the Initial Public Offering, the Company will cause to be filed with the Secretary of State of the State of Delaware an amended and restated certificate of incorporation of the Company pursuant to which, immediately prior to the consummation of the Initial Public Offering, (i)
the Company will consummate a 101.5052-to-1 stock split of the Common Stock (the
"Stock Split") and (ii) all of the outstanding shares of the Company's 12%
series A cumulative senior preferred stock, par value $0.001 per share (the
"Series A Preferred Stock") will be converted (the "Preferred Share Exchange")
into shares of Common Stock at a conversion price equal to the initial public offering price of the Common Stock in the Initial Public Offering;

         WHEREAS, in connection with the proposed Initial Public Offering, in the event that the underwriters exercise their overallotment option to purchase additional shares of Common Stock as described in the IPO Prospectus (the
"Overallotment Option"), certain Shareholders have agreed to sell certain shares of Common Stock to the underwriters; and

         WHEREAS, the parties to the Original Agreement wish to, effective as of the consummation of the Initial Public Offering, amend and restate the Original
Agreement in its entirety.

         NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree to amend and restate the Original Agreement in its entirety to read as follows:

                                   ARTICLE I

                               Certain Definitions
                               -------------------

         Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

         "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For these purposes, "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Aggregation Shares" shall have the meaning specified in the definition of "Restriction Expiration Event".

         "Agreement" shall mean this Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

         "Audit Committee" shall have the meaning specified in Section
2.1(b)(ii).

         "Board of Directors" shall mean the Board of Directors of the Company, as duly constituted in accordance with this Agreement, or any committee thereof duly constituted in accordance with this Agreement, the Bylaws and applicable law and duly authorized to make the relevant determination or take the relevant action.

         "Bylaws" shall mean the Bylaws of the Company as amended from time to time.

         "Common Stock" shall have the meaning specified in the Recitals.

         "Company" shall have the meaning specified in the Preamble.

         "Company Securities" shall have the meaning specified in Section
4.1(f).

         "Compensation Committee" shall have the meaning specified in Section
2.1(b)(i).

         "Corporate Governance and Nominating Committee" shall have the meaning specified in Section 2.1(b)(iii).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of such similar federal statute.

         "Holder" means any holder of Registrable Securities who is a party hereto or who succeeds to rights here under this Agreement.

         "Holder Request" shall have the meaning specified in Section 4.1(a).

         "Independent Directors" shall have the meaning specified in Section
2.1(a)(ii)(C).

         "Initial Public Offering" shall have the meaning specified in the
Recitals.

         "Initial Shares" shall have the meaning specified in Section 4.3(f).

         "Investor" shall mean any Shareholder together with any of its
Affiliates who are then Shareholders.

         "IPO Prospectus" shall have the meaning specified in the Recitals.

         "Managing Underwriter" shall mean the investment banker or investment bankers that manage or act as "book runner" for any offering of the Company's
Shares.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Necessary Action" shall mean, with respect to a specified result, all actions (to the extent such actions are permitted by law) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Common Stock, (ii) causing the adoption of shareholders'
resolutions and amendments to the organizational documents of the Company, (iii)
causing members of the Board of Directors (to the extent such members were nominated or designated by the Person obligated to undertake the Necessary
Action, and subject to any fiduciary duties that such members may have as directors of the Company) to act in a certain manner or other or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments, and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

         "Option Shares" shall have the meaning specified in Section 4.3(f).

         "Original Agreement" shall have the meaning specified in the Recitals.

         "Original Permitted Transfer" shall have the meaning specified in the definition of "Permitted Transfer".

         "Original Shareholder" shall mean the Shareholders party to this
Agreement as of immediately prior to the Initial Public Offering.

         "Overallotment Option" shall have the meaning specified in the
Recitals.

         "Permitted Transfer" means (i) a Transfer by any Shareholder to any
Permitted Transferee of such Shareholder and (ii) a Transfer by any Shareholder to the Company pursuant to the repurchase provisions of any subscription agreement, option agreement or other similar agreement between the Company and such Shareholder. Following a Permitted Transfer in respect of Shares (the
"Original Permitted Transfer"), the transferee in such Original Permitted
Transfer may further Transfer any such Shares and have such further Transfer constitute a "Permitted Transfer" hereunder only to the extent such further
Transfer would have been a Permitted Transfer hereunder if made by the Person who was the transferor in the Original Permitted Transfer.

         "Permitted Transferee" means (i) in the case of any Shareholder that is a partnership or limited liability company, any general or limited partner, member, or Affiliate of such Shareholder, (ii) in the case of any Shareholder that is a corporation, any Person that owns a majority of the voting stock of such Shareholder, or any Person that is a direct or indirect wholly-owned
Subsidiary of such Shareholder, (iii) in the case of any Shareholder that is an individual, any successor by death or divorce, (iv) in the case of any individual, any trust, partnership, limited liability company or similar entity solely for the benefit of such individual or such

individual's spouse or lineal descendants (provided, that such individual acts as trustee, general partner or managing member and retains the sole power to direct the voting and disposition of such shares), (v) the Resolute Investors, or (vi) in the case of any Shareholder that is a trust whose sole beneficiaries are individuals, such individuals or their spouses or lineal descendants;
provided, however, that no Person shall be deemed to be a Permitted Transferee of a Shareholder unless, in connection with any Transfer of Shares by such
Shareholder to such Person, such Person shall duly execute and deliver to the
Company a counterpart or joinder to this Agreement, in for and substance reasonably acceptable to the Company, pursuant to which such Person shall agree to be bound as a Shareholder hereunder.

         "Person" shall mean an individual, a corporation, limited liability company, association, partnership, joint venture, organization, business, trust, or any other entity or organization, including a government or any subdivision or agency thereof.

         "Preferred Share Exchange" shall have the meaning specified in the
Recitals.

         "Preferred Stock" shall mean the preferred stock of the Company, par value $0.001 per share.

         "Prospectus" means the prospectus included in any Registration
Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

         "Public Offering" shall mean a public offering and sale of equity securities of the Company pursuant to an effective Registration Statement under the Securities Act.

         "Registrable Securities" shall mean:

                  (a) all Common Stock issued and outstanding on the date hereof and now or hereafter owned of record by the Shareholders; and

                  (b) any Common Stock issued or issuable by the Company in
         respect of any Common Stock referred to in the foregoing clause (a) by way of a share dividend, bonus issue, or share split or in connection with a combination or subdivision of shares, reclassification, recapitalization, merger, consolidation or other reorganization of the
         Company.

As to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) they shall be saleable under Rule 144 under the Securities Act without regard to the volume or manner of sale limitations contained therein, (iii) they shall have been distributed to the public pursuant to Rule 144 under the Securities Act or (iv) they shall have ceased to be outstanding.

         "Registration Expenses" shall mean any and all out-of-pocket expenses incident to the Company's performance of or compliance with Article IV hereof, including, without limitation, all SEC, stock exchange or NASD registration and filing fees, all fees and expenses of

complying with securities and blue sky laws (including the reasonable fees and disbursements of underwriters' counsel in connection with blue sky qualifications and NASD filings), all fees and expenses of the transfer agent and registrar for the Registrable Securities, all printing expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort"
letters required by or incident to such performance and compliance, and one firm of counsel (other than in-house counsel) retained by the holders of Registrable
Securities held by the Resolute Investors, but excluding underwriting discounts and commissions and applicable transfer and documentary stamp taxes, if any, which shall be borne by the seller of the securities in all cases.

         "Registration Statement" means any registration statement of the
Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement
(and related Prospectus) filed on Form S-8 or any successor form thereto.

         "Requesting Shareholder" shall have the meaning specified in Section
4.1(a).

         "Resolute Directors" shall have the meaning specified in Section
2.1(a)(ii)(A).

         "Resolute Investors" shall mean The Resolute Fund, L.P., The Resolute
Fund Singapore PV, L.P., The Resolute Fund Netherlands PV I, L.P., The Resolute
Fund Netherlands PV II, L.P., The Resolute Fund NQP, L.P., JZ Equity Partners
PLC, Fairholme Partners, L.P., Fairholme Ventures II, LLC, Fairholme Holdings,
Ltd., Edgewater Private Equity Fund III, L.P., Edgewater Private Equity IV,
L.P., and any of their respective Affiliates who becomes a Shareholder in accordance with the terms hereof.

         "Restriction Expiration Event" shall mean the earlier of (i) the fifth anniversary of the date hereof and (ii) the Transfer (other than, subject to the next sentence, Permitted Transfers) of at least 90% of the shares of Common
Stock issued by the Company in connection with the Preferred Stock Exchange.
Other than Shares Transferred by the Resolute Investors to their respective limited partners, no Shares Transferred pursuant to a Permitted Transfer shall be considered Transferred for purposes of this definition.

         "Seacon Director" shall have the meaning specified in Section
2.1(a)(ii)(B).

         "Seacon Investors" shall mean Seacon Holdings Limited and any Permitted
Transferee thereof who becomes a Shareholder in accordance with the terms hereof.

         "SEC" means the U.S. Securities and Exchange Commission.

         "Securities Act" shall mean, as of any date, the U.S. Securities Act of
1933, as amended, or any similar federal statute then in effect, and in reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute and the rules and regulations thereunder.

         "Series A Preferred Stock" shall have the meaning specified in the
Recitals.

         "Shareholder" shall have the meaning specified in the Preamble to this
Agreement and any Permitted Transferee of any such Person or other transferee who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof.

         "Shares" shall mean (a) the Shares of Common Stock and Preferred Stock issued and outstanding at the date hereof, and (b) any Shares of Common Stock or other shares of the Company hereafter acquired by any Shareholder, or pursuant to any convertible security, option, warrant or other right to acquire Shares of
Common Stock, Preferred Stock or other shares of the Company, whether or not held by them as of the date hereof.

         "Share Group" means, with respect to any Shareholder, (i) such
Shareholder, (ii) in the event that such Shareholder has been directly or indirectly Transferred Shares in a Permitted Transfer from an Original
Shareholder, the Original Shareholder which, directly or indirectly, Transferred any such Aggregation Shares to such Shareholder, and (iii) any Permitted
Transferee of such Shareholder to which such Shareholder Transferred any
Aggregation Shares.

         "Stock Split" shall have the meaning specified in the Recitals.

         "Subsidiary" shall mean as to any Person any other Person of which outstanding shares, shares of stock or other equity interests having, voting power (other than shares, stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other comparable governing body of such Person are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.

         "Transfer" shall have the meaning set forth in Section 3.1.

         "Transfer Limit Amount" shall mean, with respect to each Shareholder, the number of shares of Common Stock issued to such Shareholder pursuant to the
Preferred Share Exchange, which, for the avoidance of doubt, shall be calculated after giving effect to the Stock Split (as such number shall be appropriately adjusted to reflect any future stock split (other than the Stock Split) or stock combination or other similar event affecting the outstanding number of shares of
Common Stock). As of the occurrence of the Initial Public Offering, each
Shareholder's Transfer Limit Amount shall be as specified on Exhibit A hereto.

         "Underwritten Offering" means a Registration in which securities of the
Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

         Section 1.2 Other Interpretive Provisions.

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this
Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.

         (c) The term "including" is not limiting and means "including without limitation."

         (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         (e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

                                   ARTICLE II

                              Corporate Governance
                              --------------------

Section 2.1  Board of Directors.

         (a) Each of the Resolute Investors and the Seacon Investors hereby agree that at all times from and after the consummation of the Initial Public
Offering, at each annual or special meeting of the shareholders of the Company at which action is to be taken with respect to the election of directors of the
Company, to take all Necessary Action, and the Company shall take all necessary and desirable actions within its control (including to support the nomination of, and the Corporate Governance and Nominating Committee shall recommend to the
Board of Directors the inclusion in the slate of nominees recommended by the
Board of Directors to the shareholders of the Company, such directors as set forth in Section 2.1(a)(ii) below), in order to cause:

                  (i) the authorized number of directors on the Board of
         Directors to be established at ten (10) immediately prior to the
         Initial Pubic Offering and at eleven (11) on or prior to the first anniversary of the Initial Public Offering;

                  (ii) the election to the Board of Directors of:

                  (A)      seven (7) individuals designated by the Resolute
                           Investors (the "Resolute Directors"), which Resolute
                           Directors initially shall be A. Richard Caputo, Jr.,
                           John W. Jordan II, David W. Zalaznick, Douglas J.
                           Zych, Brian J. Higgins, Bruce Berkowitz and Brian M.
                           Sondey;

                  (B)      for so long as the Seacon Investors own at least five
                           percent (5%) of the outstanding Common Stock, one (1)
                           individual designated by the Seacon Investors (the
                           "Seacon Director"), which Seacon Director initially
                           shall be A. Gary Klesch; and

                  (C)      (x) initially, up to two (2) independent directors
                           (each, an "Initial Independent Director") designated
                           by the Resolute Investors, which Initial Independent
                           Directors shall be Fred Lindeberg and another
                           individual to be designated by the Corporate
                           Governance and Nominating Committee and (y) within
                           one (1) year of the Initial Public Offering, up to
                           three (3) independent directors (including the two
                           (2) Initial Independent Directors contemplated by
                           clause (x) above) designated by the Corporate
                           Governance and Nominating Committee;

         all of which directors shall hold office, subject to their earlier removal in accordance with clause (a)(iii) below and applicable law, until their respective successors shall have been elected and shall have qualified;

                  (iii) the removal from the Board of Directors of (x) any
         director upon the written request of the Shareholders that designated such director and (y) in the event that the Seacon Investors shall cease to have the right to designate the Seacon Director pursuant to clause (ii)(B) above, the Seacon Director by duly adopted action of the
         Shareholders; and

                  (iv) upon any vacancy in the Board of Directors as a result of any individual (x) then entitled to be designated by any Shareholder(s)
         pursuant to clause (ii) above ceasing to be a member of the Board of
         Directors, whether by resignation or otherwise, the election to the
         Board of Directors of an individual designated by such Shareholder(s), or (y) not then entitled to be designated by any Shareholder(s)
         pursuant to clause (ii) above ceasing to be a member of the Board of
         Directors, whether by resignation or otherwise, the election to the
         Board of Directors of an individual appointed by a majority of the remaining directors.

         (b) The Board of Directors may, by duly adopted action of the Board of
Directors, designate one or more committees of one or more of the directors, including alternates who may replace any absent or disqualified member at any meeting of the committee. In addition, each of the Resolute Investors and the
Seacon Investors agrees to take all necessary and desirable actions within its control to cause its designees to the Board of Directors to vote or otherwise give such director's consent to the creation and maintenance of:

                  (i) a Compensation Committee of the Board of Directors (the
         "Compensation Committee"), which shall consist of such directors as the
         Board of Directors may determine on the recommendation of the Corporate
         Governance and Nominating Committee;

                  (ii) an Audit Committee of the Board (the "Audit Committee"),
         which shall consist of such directors as the Board of Directors may determine on the recommendation of the Corporate Governance and
         Nominating Committee, with at least one (1) member of the Audit
         Committee satisfying the independence requirements of the New York
         Stock Exchange and Rule 10A-3(b)(1) under the Securities Exchange Act;
         and

                  (iii) a Corporate Governance and Nominating Committee (the
         "Corporate Governance and Nominating Committee"), which shall consist of such directors as the Board of Directors may determine.

         (c) The Company shall take all Necessary Action to cause the persons constituting the Board of Directors to be appointed as the sole members of the board of directors of TAL International Container Corporation, Trans Ocean Ltd.
and Trans Ocean Container Corporation.

         (d) Notwithstanding the provisions of this Section 2.1, no
Shareholder(s) shall be entitled to designate any person to the Board of
Directors (or any committee thereof) in the event that the Company receives a written opinion of its outside counsel that such designee would not be qualified under any applicable law, rule or regulation to serve as a director of the Company or if the Company objects to such designee because such designee has been involved in any of the events enumerated in Item 2(d) or (e) of
Schedule 13D or such person is currently the target of an investigation by any governmental authority or agency relating to felonious criminal activity or is subject to any order, decree, or judgment of any court or agency prohibiting service as a director of any public company or providing investment or financial advisory services and, in any such event, the designating Shareholder(s) shall withdraw the designation of such proposed designee and designate a replacement therefor (which replacement designee shall also be subject to the requirements of this subsection (d)). The Company shall use its reasonable best efforts to notify the applicable Shareholder(s) of any objection to a designee sufficiently in advance of the date on which proxy materials are mailed by the Company in connection with such election of directors to enable such Shareholder(s) to propose a replacement designee in accordance with the terms of this Agreement.

         (e) Notwithstanding anything in this Agreement to the contrary, the
Board of Directors and all of the committees of the Board of Directors will operate in such a way to permit the Company to comply with applicable law and maintain its listing on The New York Stock Exchange.

         (f) The Company shall pay to each non-employee director on the Board of
Directors a annual directors fee to be determined by the Compensation Committee.
Additionally, the Company or its Subsidiaries as the case may be, shall reimburse the directors for all reasonable and documented out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of
Directors, the board of directors of the Company's Subsidiaries and any committees thereof, including without limitation travel, lodging and meal expenses; provided, however, that any use of private aviation by members of the
Board of Directors shall be reimbursed at a rate which is equal to a first class ticket for such flight, as determined in good faith by the Company.

         Section 2.2 Restrictions On Other Agreements. No Resolute Investor or
Seacon Investor shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Shares nor shall any Shareholder enter into any other agreements or arrangements of any kind with any Person with respect to the
Shares on terms which conflict with the provisions of this Article II (whether or not such proxy, voting trust, agreements or arrangements are with other
Shareholders, holders of Shares that are not parties to this Agreement or otherwise), including but not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of Shares inconsistent with such Shareholder's obligations hereunder.

         Section 2.3 Other Matters Regarding the Resolute Investors and the
Seacon Investors.

         (a) Each Shareholder agrees and acknowledges that the directors designated by the Seacon Investors and the Resolute Investors may share confidential, non-public information about the Company and its subsidiaries with the Seacon Investors and the Resolute Investors, respectively, subject to applicable law including Regulation FD under the Securities Act. Each
Shareholder agrees not to buy or sell securities when in possession of material non-public information.

         (b) The Shareholders hereby agree that, subject to applicable law, notwithstanding anything to the contrary in any other agreement, when the Seacon
Investors and/or the Resolute Investors take any action under this Agreement to give or withhold its consent, the Seacon Investors and/or the Resolute
Investors, as applicable, shall have no duty to consider the interests of the
Company or the other Shareholders and may act exclusively in its own interest;
provided, however, that (i) the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement and (ii)
the foregoing shall in no way limit the fiduciary duties of members of the Board of Directors or majority shareholders under the Delaware General Corporation
Law.

                                  ARTICLE III

                               Transfers of Shares
                               -------------------

         Section 3.1 Restrictions on Transfer. Each Shareholder agrees that such
Shareholder will not, directly or indirectly, whether by operation of law or otherwise, offer, sell, transfer, assign or otherwise dispose of (or make any exchange, gift, assignment, charge or pledge of) any Shares or any rights or interests therein (collectively, a "Transfer") in violation of the provisions of this Agreement.

         Section 3.2 Limitation on Number of Shares Transferred. Until the
occurrence of the Restriction Expiration Event, no Shareholder shall be entitled to Transfer any Shares (other than pursuant to a Permitted Transfer) if the aggregate number of Shares so Transferred, when aggregated with the cumulative amount of Shares Transferred (other than Shares Transferred pursuant to any
Permitted Transfer) by such Shareholder's Share Group since the date hereof, including any Shares so Transferred in connection with the Initial Public
Offering and the exercise of the Overallotment Option, exceeds such
Shareholder's Transfer Limit Amount. Notwithstanding the foregoing, this Section
3.2 shall not apply to or restrict the Transfer of (i) Shares purchased by any
Shareholder following the Initial Public Offering, (ii) Shares acquired by any
Shareholder pursuant to the options granted by the Company in conjunction with or following the Initial Public Offering or (iii) Shares held by any officer or employee of the Company or its Subsidiaries following such Person's retirement if such Person attained the age of 65 at the time of such retirement.

         Section 3.3 Securities Laws. Each Shareholder agrees that it will not, directly or indirectly, Transfer any of its Shares except as permitted under the
Securities Act and other applicable securities laws.

         Section 3.4 Endorsement of Certificates. To the extent applicable, in addition to any other legend which the Company may deem advisable under the
Securities Act and applicable state securities laws, each certificate representing Shares shall bear the following legend until such time as the
Shares represented thereby are not longer subject to the provisions hereof:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND ARE
         TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF AN AMENDED
         AND RESTATED SHAREHOLDERS AGREEMENT, DATED SEPTEMBER __, 2005 , AS
         AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN OF ITS
         SHAREHOLDERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL

                                       10

         EXECUTIVE OFFICE OF THE COMPANY AND MAY BE OBTAINED FROM THE SECRETARY
         OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE.

         Section 3.5 Improper Transfer. Any attempt to Transfer or encumber any
Shares not in accordance with this Agreement shall be null and void and neither the Company nor any transfer agent of the Shares shall give any effect to such attempted transfer or encumbrance in its records.

                                   ARTICLE IV

                               Registration Rights
                               -------------------

         Section 4.1 Demand Registrations.

         (a) At any time and from time to time from and after the first anniversary of the Initial Public Offering, any Investor owning at least 10% of
Common Stock on a fully-diluted basis or owning shares of Common Stock with an expected value in a registered public offering of at least $50 million may request (the "Requesting Shareholder") in writing that the Company effect the registration under the Securities Act of all or part of such holder's or holders' Registrable Securities, specifying in the request the number and type of Registrable Securities to be registered by each such holder and the intended method of disposition thereof (such notice is hereinafter referred to as a
"Holder Request"). Upon receipt of such Holder Request, the Company will promptly give written notice of such requested registration to all other holders of Registrable Securities, which other holders shall have the right to include the Registrable Securities held by them in such registration, and thereupon the
Company will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of:

                  (i) the Registrable Securities which the Company has been so requested to register by such Requesting Shareholder; and

                  (ii) all other Registrable Securities which the Company has been requested to register by any other holder thereof by written request given to the Company within 30 calendar days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered;

         provided, however, that the Company shall not be obligated to file a registration statement relating to any Holder Request under this
         Section 4.1(a):

                  (x) with regard to more than three Holder Requests by the
         Shareholders referenced above; provided, however, that any Holder
         Request as to which more than 5% of the Registrable Securities requested to be registered are excluded from registration pursuant to
         Section 4.1(g) shall not be considered a Holder Request for purposes of this Section 4.1(a)(ii)(x);

                  (y) unless the Company shall have received requests for such registration with respect to at least 10% of the shares of Common Stock then outstanding, and unless the aggregate purchase price of the
         Registrable Securities to be included in the requested registration
         (determined by reference to the offering price on the cover of the registration statement proposed to be filed) is greater than $50 million; or

                                       11

                  (z) other than a registration statement on Form S-3 or a
         similar short form registration statement, within a period of 180 days after the effective date of any other registration statement relating to any registration request under this Section 4.1(a) that was not effected on Form S-3 (or any similar short form);

         provided, further, however, that the Company may postpone for not more than 90 calendar days, on one occasion only with respect to each request for registration made under this Section 4.1(a), the filing or effectiveness of a registration statement under this Section 4.1(a) if the Company believes that such registration might reasonably be expected to have an adverse effect on any proposal or plan by the
         Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer of similar transaction; provided, that in such event, the Requesting
         Shareholder will be entitled to withdraw such request, and if such request is withdrawn such registration will not count as one of the permitted registrations under this Section 4.1. In any event, the
         Company will pay all Registration Expenses in connection with any registration initiated under this Section 4.1.

         (b) If the Company proposes to effect a registration requested pursuant to this Section 4.1 by the filing of a registration statement on Form S-3 (or any similar short-form registration statement), the Company will comply with any request by the Managing Underwriter to effect such registration on another permitted form if such Managing Underwriter advises the Company that, in its opinion, the use of another form of registration statement is of material importance of such proposed offering.

         (c) A registration requested pursuant to Section 4.1(a) will not be deemed to have been effected unless it has become effective; provided, that if after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected.

         (d) The Company will pay all Registration Expenses in connection with each of the registrations of Registrable Securities effected by it pursuant to this Section 4.1.

         (e) The Company shall have the right to select the Managing
Underwriter, provided, that such Managing Underwriter is reasonably acceptable to the holders of a majority of the Registrable Securities requested to be sold in an Underwritten Offering.

         (f) In connection with any offering pursuant to this Section 4.1, the only shares that may be included in such offering are (i) Registrable
Securities, and (ii) authorized but unissued shares of Common Stock that the
Company elects to include in such offering ("Company Securities").

         (g) If in connection with any Underwritten Offering pursuant to this
Section 4.1 the Managing Underwriter shall advise the Company that, in its judgment, the number of shares proposed to be included in such offering should be limited due to market conditions, then the Company will promptly so advise each holder of Registrable Securities that has requested registration and shares shall be excluded from such offering in the following order until the

                                       12

number of shares to be included in such offering has been reduced to a level acceptable to the Managing Underwriter: any Company Securities requested to be registered, if any, shall be excluded until all such Registrable Securities have been excluded; and thereafter the Registrable Securities requested by any holders of Registrable Securities to be included in such offering shall be excluded pro rata, based on the respective number of Registrable Securities as to which registration has been so requested by such Persons.

         Section 4.2 Piggyback Registrations.

         (a) If the Company at any time proposes to register any of its equity securities under the Securities Act (other than a registration on Form S-4 or
S-8 or any successor or similar forms thereto and other than pursuant to a registration under Section 4.1), whether or not for sale for its own account, on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, it will give written notice to all the holders of Registrable Securities promptly of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, (x) whether or not such registration will be in connection with an
Underwritten Offering of Registrable Securities and, if so, the identity of the
Managing Underwriter and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting and (y) the price (net of any underwriting commissions, discounts and the like) at which the Registrable
Securities are reasonably expected to be sold). Upon the written request of any such holder delivered to the Company within 30 calendar days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use commercially reasonable best efforts to effect the registration under the Securities Act of all of the Registrable Securities
that the Company has been so requested to register; provided, however, that:

                  (i) If, at any time after giving such written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities who made a request as herein above provided and thereupon the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights, of Requesting Holders to request that such registration be effected as a registration under Section 4.1.

                  (ii) If such registration involves an Underwritten Offering, all holders of Registrable Securities requesting to be included in the
         Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, provided, however, that such holders shall not be required to make any representations about the Company's business and will not be required to indemnify the underwriters for an amount which exceeds the net proceeds received by such holder.

                                       13

                  No registration effected under this Section 4.2 shall relieve the Company of its obligation to effect registration upon request under
         Section 4.1.

         (b) The Company shall not be obligated to effect any registration of
Registrable Securities under this Section 4.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans.

         (c) The Registration Expenses incurred in connection with each registration of Registrable Securities requested pursuant to this Section 4.2 shall be paid by the Company.

         (d) If a registration pursuant to this Section 4.2 involves an
Underwritten Offering and the Managing Underwriter advises the issuer that, in its opinion, the number of securities proposed to be included in such registration should be limited due to market conditions, then the Company will include in such registration (i) the securities the Company proposes to sell and
(ii) the number of Registrable Securities requested by holders thereof to be included in such registration that, in the opinion of such Managing Underwriter, can be sold, such amount to be allocated among all such holders of Registrable
Securities pro rata on the basis of the respective number of Registrable
Securities each such holder has requested to be included in such registration.

         (e) In connection with any Underwritten Offering with respect to which holders of Registrable Securities shall have requested registration pursuant to this Section 4.2, the Company shall have the right to select the Managing
Underwriter with respect to the offering; provided, that such Managing
Underwriter is reasonably acceptable to the holders of a majority of the
Registrable Securities requested to be sold in such Underwritten Offering.

         Section 4.3 Registration Procedures.

         (a) If and whenever the Company is required to effect or cause the registration of any Registrable Securities under the Securities Act as provided in Section 4.1 or 4.2, the Company will, as expeditiously as possible:

                  (i) Prepare and, in any event within 60 calendar days after the end of the period within which requests for registration may be given to the Company, (or in the event that the Company has postponed a registration statement pursuant to Section 4.1(a), not later than 30 days after the date to which the Company postponed such registration statement), file with the Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable best efforts to cause such registration statement to become and remain effective; provided, that in the case of a registration provided for in Section 4.1 or 4.2, before filing a registration statement or prospectus or any amendments or supplements thereof, the
         Company will furnish to one counsel selected by the Resolute Investors copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel; and, provided, further, that the Company may discontinue any registration of its securities that is being effected pursuant to Section 4.2 at any time prior to the effective date of the registration statement relating thereto in accordance with the terms hereof.

                                       14

                  (ii) Prepare and file with the Commission such amendments
         (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least nine months (or until all the shares are sold) and to comply with the provisions of the Securities Act with respect to the disposition of all shares of Common Stock covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement.

                  (iii) Furnish to each holder of Registrable Securities covered by the registration statement and to each underwriter, if any, of such
         Registrable Securities, such number of copies of a final prospectus and preliminary prospectus for delivery in conformity with the requirements of the Securities Act, and such other documents, as such Person may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities.

                  (iv) Use its commercially reasonable best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the
         Registrable Securities owned by such seller, in such jurisdictions, except that the Company shall not for any such purpose be required (A)
         to qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 4.3(a)(iv), it is not then so qualified, or (B) to subject itself to taxation in any such jurisdiction, or (C) to take any action which would subject it to general or unlimited service of process in any such jurisdiction where it is not then so subject.

                  (v) Use its commercially reasonable best efforts to cause such
         Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

                  (vi) Immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 4.3(a)(ii), if the
         Company becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated
         therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such seller, promptly deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                                       15

                  (vii) Otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, in each case as soon as practicable, but not later than 45 calendar days after the close of the period covered thereby (90 calendar days in case the period covered corresponds to a fiscal year of the Company), an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the
         Securities Act.

                  (viii) Use its commercially reasonable best efforts in
         cooperation with the underwriters to list such Registrable Securities on each securities exchange or NASDAQ as they may reasonably designate.

                  (ix) In the event the offering is an Underwritten Offering, use its commercially reasonable best efforts to obtain a "cold comfort"
         letter from the independent public accountants for the Company and a legal opinion letter from counsel to the Company, each in customary form and covering such matters of the type customarily covered by such letters.

                  (x) Execute and deliver all instruments and documents
         (including in an Underwritten Offering an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions in order to effect an underwritten Public
         Offering of such Registrable Securities.

                  (xi) Provide a transfer agent and registrar for all
         Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

         (b) Each holder of Registrable Securities will, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 4.3(a)(vi), forthwith discontinue disposition of the Registrable
Securities pursuant to the registration statement covering such Registrable
Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.3(a)(vi).

         (c) In connection with the Company's initial Public Offering, each
Shareholder agrees, whether or not such Shareholder's Shares are included in such registration, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any shares of Common
Stock, or of any security convertible into or exchangeable or exercisable for
Common Stock (other than as part of such Underwritten Offering), without the consent of the Managing Underwriter, during a period commencing seven calendar days before and ending 180 calendar days (or such lesser number as the Managing
Underwriter shall designate) after the effective date of such registration.

         (d) If a registration pursuant to Section 4.1 or 4.2 involves an
Underwritten Offering, the Company agrees, if so required by the Managing
Underwriter, not to effect any public sale or distribution of any of its equity securities, as the case may be, or securities convertible into or exchangeable or exercisable for any of such equity securities, as the case may be, during a period commencing seven calendar days before and ending 180 calendar days after the effective date of such registration, except for such Underwritten Offering or except in connection with a

                                       16

registration statement with respect to a stock option plan, stock purchase plan, savings or similar plan, or an acquisition, merger or exchange offer.

         (e) If a registration pursuant to Section 4.1 or 4.2 involves an
Underwritten Offering, any holder of Registrable Securities requesting to be included in such registration may elect, in writing, prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration, unless such holder has agreed with the Company or the Managing Underwriter to limit its rights under this Section 4.3.

         (f) It is understood that in any Underwritten Offering, in addition to any shares of Common Stock (the "Initial Shares") the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase up to a number of additional shares of authorized but unissued Common Stock (the "Option Shares") equal to up to 15% of the initial shares (or such other maximum amount as the NASD may then permit), solely to cover over-allotments. Common Stock proposed to be sold by the Company and the other sellers shall be allocated between Initial Shares and Option Shares as agreed by the Company and such other sellers or, in the absence of agreement, pursuant to Section 4.1(g) or 4.2(d), as the case may be. The number of Initial
Shares and Option Shares to be sold by requesting holders shall be allocated pro rata among all such holders on the basis of the relative number of shares of
Registrable Securities each such holder has requested to be included in such registration.

         Section 4.4 Indemnification.

         (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 4.1 or 4.2, the Company will, and it hereby agrees to, indemnify and hold harmless, to the extent permitted by law, each seller of any Shares covered by such registration statement, such seller's directors and officers or general and limited partners, each other
Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act or the Exchange Act, as follows:

                  (i) against any and all loss, liability, claim, damage or
         expense (joint or several) whatsoever arising out of or based upon (x)
         an untrue statement or alleged untrue statement of a material fact contained in any registration statement (including any preliminary or final prospectus contained therein or any amendment or supplement thereto), including all documents incorporated therein by reference;
         (y) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or final prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading; or (z) any violation or alleged violation by the Company of the Securities Act or the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act or the Exchange
         Act or any state securities law.

                                       17

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense reasonably incurred by such seller in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon the circumstances set forth in clauses (x), (y) and (z) above, to the extent that any such expense is not paid under subparagraph (i) or
         (ii) above;

         provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such seller expressly for use in the preparation of any registration statement (or any amendment thereto) or any preliminary prospectus or final prospectus (or any amendment or supplement thereto); and provided, further, that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Shares or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section
         4.4(a) with respect to any preliminary prospectus or final prospectus or final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Shares to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, general or limited partner, investment advisor or agent, underwriter or controlling Person and shall survive the transfer of such securities by such seller.

         (b) The Company may require, as a condition to including any Shares in any registration statement filed in accordance with Section 4.1 or 4.2, that the
Company shall have received an undertaking in customary form from the prospective seller of such Shares or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section
4.4(a)) the Company with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the
Company by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any

                                       18

such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

         The obligations of the Company and such sellers pursuant to this
Section 4.4 are to be several and not joint; provided, however, that with respect to each claim pursuant to this Section, the Company shall be liable for the full amount of such claim, and each such seller's liability under this
Section 4.4 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount and expenses) received by such seller from the sale of Shares held by such seller pursuant to such registration statement.

         (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in this Section 4.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this
Section 4.4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which case the indemnifying party shall not be liable for the fees and expenses of more than one firm of counsel in each jurisdiction for a majority of the sellers of Shares, or more than one firm of counsel in each jurisdiction for the underwriters in connection with any one action or separate but similar or related actions), the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similar notified, to the extent that it may wish with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof.

         (d) The Company and each seller of Shares shall provide for the foregoing indemnity in any underwriting agreement with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority.

         Section 4.5 Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by Section
4.4 is for any reason not available, the parties required to indemnify by the terms thereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, any seller of Shares and one or more of the underwriters, except to the extent that contribution is not permitted under
Section 11(f) of the Securities Act. In determining the amounts which the respective parties shall contribute, there shall be considered the relative benefits received by each party from the offering of the Shares (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Company and each Person selling securities agree with each other that no seller of Shares shall be required to contribute any

                                       19

amount in excess of the amount such seller would have been required to pay to an indemnified party if the indemnity under Section 4.4(b) were available. The
Company and each such seller agree with each other and the underwriters of the
Shares, if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation
(even if the underwriters were treated as one entity for such purpose) or for the underwriters' portion of such contribution to exceed the percentage that the underwriting discount bears to the initial Public Offering price of the Shares.
For purposes of this Section 4.5, each Person, if any, who controls an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter, and each director and each officer of the Company who signed the registration statement, and each Person, if any, who controls the Company or a seller of Shares within the meaning of
Section 15 of the Securities Act shall have the same rights to contribution as the Company or a seller of Shares, as the case may be.

         Section 4.6 Rule 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the
Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable
Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such
Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of
Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

         Section 4.7 Limitations on Subsequent Registration Rights. The Company
shall not enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which grant such holder or prospective holder rights to include securities of the Company in a registration statement, unless such rights to include securities in a registration initiated by the Company or by Shareholders that are not superior or prior to the rights of the Shareholders.

         Section 4.8 Other Provisions Regarding Registration Rights.

         (a) Except as provided in this Agreement as it may be amended from time to time in accordance with the express terms hereof, and until the consummation of a Public Distribution, the Company will not grant to any Person the right to request that the Company register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities.

         (b) Notwithstanding anything to the contrary in any previous agreement or security, the Company shall have no obligations to any Shareholder with respect to the registration of any Shares, except as provided in this Agreement.

                                       20

                                   ARTICLE V

                                  Miscellaneous
                                  -------------

         Section 5.1 Waiver by Shareholders. The rights and obligations contained in this Agreement are in addition to the relevant provisions of the organizational documents of the Company in force from time to time and shall be construed to comply with such provisions. To the extent that this Agreement is determined to be in contravention of the organizational documents of the
Company, this Agreement shall constitute a waiver by each Shareholder, to the fullest extent permissible under applicable laws, of any right such Shareholder may have pursuant to the organizational documents of the Company that is inconsistent with this Agreement.

         Section 5.2 Acknowledgment. Each Shareholder acknowledges and agrees that the provisions of this Agreement have been reviewed and are understood by such Shareholder, and expresses the will and intention of such Shareholder and agrees not to take any action to frustrate the purposes and provisions of this
Agreement.

         Section 5.3 Successors and Assigns; Benefit. Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. No Shareholder may
Transfer any of its rights hereunder to any Person other than in accordance with this Agreement. The Company may not assign any of its rights hereunder other than by operation of law. If any transferee of any Shareholder shall acquire any
Shares, in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement. There shall be no third-party beneficiaries to this Agreement other than the indemnities under Section 4.4.

         Section 5.4 Severability. In the event that any provision of this
Agreement shall be invalid, illegal or unenforceable such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 5.5 Amendment and Modification; Waiver of Compliance;
Conflicts.

         (a) This Agreement may be amended only by a written instrument duly executed by (i) Shareholders holding greater than 50% of the Shares of Common
Stock of all of the Shareholders in the aggregate and (ii) any Shareholder disproportionately and adversely affected by the proposed amendment.

         (b) Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation,

                                       21

covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         Section 5.6 Notices. Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile (with such facsimile confirmed promptly in writing sent by certified or registered mail, return receipt requested), or first class mail, or by
Federal Express, United Parcel Service or other similar courier or other similar means of communication, as follows:

                  (i) If to the Company, addressed to the Company c/o The Jordan
         Company, L.P., 48th Floor, 767 Fifth Avenue, New York, New York 10153;
         Attention: A. Richard Caputo, Jr.; with a copy to Philip O. Brandes,
         Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, New York, NY 10019;

                  (ii) If to any Resolute Investor, addressed to the Company or to such Resolute Investor c/o The Resolute Fund Partners, LLC, 48th
         Floor, 767 Fifth Avenue, New York, New York 10153; Attention: A.
         Richard Caputo, Jr.; with a copy to Philip O. Brandes, Mayer, Brown,
         Rowe & Maw LLP, 1675 Broadway, New York, NY 10019;

                  (iii) If to any Seacon Investor, addressed to such Seacon
         Investor, c/o Seacon Holdings Limited, PO Box 771, 2nd Floor, Thorp
         House, Rouge Bouillon, St Helier, Jersey JE4 ORX, Channel Islands,
         Attention Robert Taylor; with a copy to Louis J. Bevilacqua,
         Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, NY 10038;

                  (iv) If to a Shareholder other than the Resolute Investors or the Seacon Investors, to the address of such Shareholder set forth in the share register of the Company;

or, in each case, to such other address or facsimile number as such party may designate in writing to each Shareholder and the Company by written notice given in the manner specified herein.

         All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by facsimile (with confirmed transmission), on the next business day if sent by overnight courier service
(with confirmed delivery) or when received if sent by first class mail.

         Section 5.7 Entire Agreement. This Agreement and the other agreements entered into on the date hereof in connection with this Agreement supersede all prior agreements between the parties with respect to the subject matter thereof and constitute a complete and exclusive statement of the terms of the agreements among the parties with respect to the subject matter thereof.

         Section 5.8 Inspection. For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Shareholder at the principal executive offices of the Company.

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         Section 5.9 Recapitalizations, Exchanges, Etc., Affecting the Common
Stock; New Issuances. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Common Stock and the Preferred Stock and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such equity or debt securities and shall be appropriately adjusted for any share dividends, bonus issues, splits, reverse splits, combinations, subdivisions, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

         Section 5.10 LITIGATION. THIS AGREEMENT SHALL BE GOVERNED BY,
CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE
STATE OF NEW YORK. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN
THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE
IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN
ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY,
THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE
APPROPRIATE. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED
TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A NEW YORK FEDERAL OR STATE
COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A
JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.

         IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION,
PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS
AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN
OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL
CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY LITIGATION, PROCEEDING
OR OTHER LEGAL ACTION IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE
SOUTHERN DISTRICT OF NEW YORK, WHETHER A STATE OR FEDERAL COURT; (2) AGREE THAT
IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL
CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN
CLAUSE (1) OF THIS SECTION AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE
WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS (IT BEING UNDERSTOOD
THAT NOTHING IN THIS SECTION SHALL BE DEEMED TO PREVENT ANY PARTY FROM SEEKING
TO REMOVE ANY ACTION TO A FEDERAL COURT IN THE SOUTHERN DISTRICT OF NEW YORK;
(3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY
MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR
ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS
BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE, AFTER CONSULTATION WITH COUNSEL,
TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING
TO THIS AGREEMENT; (5) AGREE TO DESIGNATE, APPOINT AND DIRECT AN AUTHORIZED
AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS AND DOCUMENTS IN
ANY LEGAL PROCEEDING IN THE

                                       23

SOUTHERN DISTRICT OF NEW YORK; (6) AGREE TO PROVIDE THE OTHER PARTIES TO THIS
AGREEMENT WITH THE NAME, ADDRESS AND FACSIMILE NUMBER OF SUCH AGENT; (7) AGREE
AS AN ALTERNATIVE METHOD OF SERVICE TO SERVICE OF PROCESS IN ANY LEGAL
PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH
HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (8) AGREE THAT ANY SERVICE MADE AS
PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (9)
AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE
OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. TO THE EXTENT PERMITTED BY LAW
IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY
MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND
ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

         Section 5.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 5.12 Effectiveness. Any provision herein to the contrary notwithstanding, this Agreement, and the amendment and restatement of the
Original Agreement contemplated herein, shall be effective as of the consummation of the Initial Public Offering. In the event that the Initial
Public Offering shall not be consummated on or prior to November 30, 2005, this
Agreement shall automatically terminate, the amendment and restatement of the
Original Agreement contemplated herein shall not be effective, and the Original
Agreement shall continue with full force and effect.

                            [Signature Pages Follow]

                                       24

         IN WITNESS WHEREOF, each of the undersigned has signed this Agreement as of the date first above written:

                                 TAL INTERNATIONAL GROUP, INC.

                                 By:
                                    -------------------------------------------
                                 Name:
                                 Title:

                                 SHAREHOLDERS:

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